Exhibit 10.1

WARRANT AMENDMENT AND EXCHANGE AGREEMENT

THIS WARRANT AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”), dated as of December 30, 2019, is by and between FlexShopper, Inc., a Delaware corporation (the “Company”), and the holder named on the signature page hereto (the “Holder”).

WHEREAS, the Holder is the record and beneficial owner of Warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $1.25 per share (the “Warrants”), which were originally issued by the Company in its registered public offering of units consisting of Common Stock and Warrants made pursuant to the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) on September 25, 2018 (the “Registered Offering”);

WHEREAS, as of the date hereof, Holder is the owner of the Warrants set forth on the Holder’s signature page hereto;

WHEREAS, on the date hereof, there are issued and outstanding Warrants to purchase an aggregate of 5,750,000 shares of Common Stock;

WHEREAS, the Company and the Holder desire to cancel and retire the Warrants in exchange (the “Exchange”) for shares of Common Stock (the Exchange Shares”) at a ratio of 0.621 of a share of Common Stock per Warrant (without payment of the exercise price therefor) under the terms of this Agreement with each of the Holders and, following the execution and delivery of this Agreement by the Company, pursuant to the Offer (as defined below) to all other public holders of the Warrants, in each case, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, in the event any Warrants remain outstanding after the Offer expires, the Company and the Holder desire to obtain the written consent of Holders of at least 50.1% of the outstanding Warrants (the “Amendment Approval Percentage Condition”) to amend the Warrant Agent Agreement, a copy of which amendment is attached as Exhibit A hereto, to permit the Company to require that all then outstanding Warrants be converted into Common Stock at a ratio of 0.56 of a share of Common Stock per Warrant, which is a ratio 10% less than the ratio applicable to the Offer (the “Warrant Amendment”);

WHEREAS, in order to accomplish its goals, the Company proposes to (i) effect the Exchange and satisfy the Amendment Approval Percentage Condition with the Holders pursuant to this Agreement, (ii) for a period of not less than twenty (20) business days, offer to all other public holders of the Warrants (the “Offer”) to exchange their Warrants for shares of Common Stock on the same terms as the Exchange following the execution and delivery of this Agreement by the Company, and (iii) to the extent applicable, require all remaining outstanding Warrants be converted into Common Stock after the Offer expires by virtue of the Warrant Amendment; and

1 Reflecting final exchange ratio pursuant to Section 6 hereof.

WHEREAS, in order to induce the Company to make the Offer, the Holder wishes to agree, on the terms and subject to the conditions set forth herein, to (i) exchange the Holder’s Warrants for shares of Common Stock pursuant to the terms of this Agreement and (ii) agree to the Warrant Amendment;

NOW, THEREFORE, it is hereby agreed as follows:

1. Warrant Amendment. The Holder hereby agrees to and approves the Warrant Amendment as set forth in Exhibit A hereto, subject only to the satisfaction of the Amendment Approval Percentage Condition, which may not be waived or modified without the Holder’s prior written consent, and which may be given, withheld or conditioned in the Holder’s sole discretion. In the event that the Amendment Approval Percentage Condition is not satisfied, the agreement to amend the Warrants contained in this Section 1 shall be null and void, but shall not otherwise impact the Exchange or the Offer.

2. Warrant Exchange. Pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Holder’s Warrant to the Company, in exchange for which the Company agrees to issue the Exchange Shares to the Holder. No later than the second business day after the execution and delivery of this Agreement by the Company, in connection with the Exchange, the Company shall cause its transfer agent to deliver to the Holder the Exchange Shares by electronic delivery at the applicable balance account at the Depositary Trust Company (“DTC”) in accordance with the instructions provided to the Company in writing by the Holder on the signature page of this Agreement. Effective upon the Holder’s receipt of such Exchange Shares, the Warrants held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate and be deemed waived. As soon as commercially practicable following the date hereof, the Holder shall return in physical form or through book-entry transfer all certificates or book-entry notations representing the Warrants to be exchanged for the Exchange Shares.

3. The Offer. The Company hereby agrees that within ten (10) business days of its execution and delivery of this Agreement, the Company shall commence the Offer by (i) issuing a press release describing the Offer and the terms and conditions thereof, and (ii) mailing to the holders of Warrants written notice of the Offer and the terms and conditions thereof. The Company shall keep the Offer open for a minimum of twenty (20) business days and otherwise shall comply in all material respects with the requirements of applicable law, including without limitation, the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and Rule 13e-4 thereunder. The Company shall have the right to extend the Offer from time to time; provided, however, that the Offer shall expire no later than 5:00 p.m., Eastern time, on the 20th business day following the commencement date of the Offer (the “Offer Expiration Time”). No later than one business day after the expiration of the Offer, the Company shall (i) issue a press release publicly announcing the expiration of the Offer and the results thereof and (ii) mail to the holders of Warrants written notice of the expiration of the Offer and the results thereof. As used in this Section 3 only, the term “business day” has the meaning ascribed thereto in Rule 14d-1(g)(3). As used elsewhere in this Agreement, the term “business day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Holder as follows:

4.1 The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the making and consummation of the Offer in accordance with its terms, including the issuance and delivery of the shares of Common Stock issuable upon the exchange of the Holder’s Warrants pursuant to this Agreement and the Offer.

4.2 This Agreement constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.

4.3 Neither the making of the Offer, nor the consummation of this Agreement or the Offer, including the issuance of the Exchange Shares, will obligate the Company to issue shares of Common Stock or other securities to any other person or entity and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security, other than pursuant to the terms of the Offer.

4.4 Upon the due exercise of the Holder’s Warrants pursuant to this Agreement and the Offer, the Exchange Shares will be validly issued, fully paid and non-assessable free and clear of all Encumbrances, except for restrictions on transfer imposed by applicable securities laws and except for those created by the Holder. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exchange of the Warrants pursuant to this Agreement and the Offer.

4.5 The authorization, execution, delivery and performance of this Agreement and the Offer require no consent of, action by or in respect of, or filing with, any person, entity, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Holder set forth in Section 5 hereof, the Company has taken all action necessary to exempt the issuance of the Exchange Shares upon the due exchange of the Holder’s Warrants pursuant to this Agreement and the Offer, and (ii) the other transactions contemplated hereby from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Holder as a result of the transactions contemplated hereby, including without limitation, the issuance of the Exchange Shares and the ownership, disposition or voting of the Warrants or the Exchange Shares by the Holder or the exercise of any right granted to the Holder pursuant to this Agreement.

4.6 The authorization, execution, delivery and performance of this Agreement, the making and consummation of the Offer in accordance with its terms, and the authorization, issuance and sale of the Exchange Shares upon the due exchange of the Holder’s Warrants pursuant to this Agreement and the Offer will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Certificate of Incorporation or the Company’s By-laws, both as in effect on the date hereof, or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance or other adverse claim upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract of the Company or any subsidiary.

4.7 The written materials delivered to the Holder in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.8 The Exchange Shares have been duly authorized and, will be validly issued, fully paid and nonassessable. Assuming the Warrants were purchased by the Holder in the Company’s Registered Offering and the Holder is not an “Affiliate” (as such term is defined in Rule 405 promulgated under the Securities Act) of the Company and will not be an Affiliate of the Company upon the consummation of the Exchange, the Exchange Shares will be issued to the Holder without legend and will be freely tradable by the Holder.

5. Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company as follows:

5.1 If the Holder is an entity, the Holder is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. If the Holder is an individual, the Holder is legally competent and has the legal capacity to enter into this Agreement and to perform his or her obligations hereunder.

5.2 The execution, delivery and performance by the Holder of this Agreement have been duly authorized and this Agreement constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 All investment representations and warranties previously made by the Holder to the Company in connection with the Holder’s acquisition of the Warrants are hereby confirmed with respect to the Warrants and the Exchange Shares.

5.4 The Holder owns the Holder’s Warrants beneficially and of record, free and clear of any liens, pledges, options, security interests, claims, third party rights, charges or any other restrictions or encumbrances of any nature whatsoever (collectively, “Encumbrances”), other than restrictions upon transferability of the Warrants arising under applicable securities laws. There are no agreements (i) granting any option, warrant or right of first refusal with respect to the Warrants to any person or entity, (ii) restricting the right of the Holder to exchange the Warrants in accordance with the terms of this Agreement or the Offer, or (iii) restricting any other right of the Holder with respect to the Warrants. Except as provided below, the Holder shall not (i) transfer, or consent to any transfer of, any or all of the Warrants or any interest therein, or create or permit to exist any Encumbrance on the Warrants, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Warrants, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder; provided, however, that the Holder shall have the right to sell or otherwise transfer some or all of its Warrant to another person or entity provided, that (i) such sale or transfer complies with applicable securities laws, and (ii) the transferee enters into an agreement reasonably satisfactory to the Company agreeing to be bound by the terms hereof with respect to the Warrants so sold or transferred to it. The Holder hereby acknowledges that the Company shall be entitled to refuse to effect the transfer of any Warrants not in compliance with the terms of this Agreement.

5.5 Neither the Holder nor anyone acting on behalf of the Holder has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange. The Holder understands that the Exchange contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.

5.6 The Holder has, in connection with its decision to acquire the Exchange Shares, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein.

5.7 The Holder understands that nothing in this Agreement or any other materials presented to the Holder in connection with the exchange of the Warrants and issuance and acquisition of the Exchange Shares constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Exchange Shares. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.8 For thirty (30) trading days following the closing of the Exchange, the Holder shall not sell more than 10.0% of the trading volume of the Common Stock as reported by Bloomberg, LP for the applicable date of determination through open market sales through the Nasdaq Capital Market on any trading day in which the Nasdaq Capital Market is open for trading.

6. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof through January 31, 2020, that none of the terms offered to any person with respect to an exchange of the Warrants originally issued pursuant to the Registered Offering and/or any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Warrant Document”), is or will be more favorable to such person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Warrant Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Warrant Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 6 shall apply similarly and equally to each Warrant Document.

7. Counterparts. This Agreement may be executed in the original or by facsimile in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Company and the Holder regarding the subject matter hereof and supersede all prior agreements and understandings, oral or written, between them with respect to the subject matter hereof. This Agreement may only be amended by an agreement in writing executed by all of the parties hereto.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

[Signatures follow on next pages]

IN WITNESS WHEREOF, the Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

FLEXSHOPPER, INC.

By:
Name:
Title:

NAME OF HOLDER:

By:
Name:
Title:
Address:

E-Mail:

DWAC INSTRUCTIONS

Broker Name and DTC Number:

Account Number at DTC Participant
(if applicable):

Number of Warrant shares issuable upon exercise of Warrants:*

_________________________

Number of Exchange Shares:**

_________________________

*	Without regard to any limitations on exercise set forth in the Warrants.

**	Fractional shares to be rounded up to the nearest whole number of Exchange Shares to be issued to the Holder.